EXHIBIT 10.1

Loan No. RX0785S1B
SECOND AMENDMENT TO
PROMISSORY NOTE AND SUPPLEMENT

THIS SECOND AMENDMENT TO PROMISSORY NOTE AND SUPPLEMENT (this "Amendment") is entered into as of July 26, 2011, between CONNECTICUT WATER SERVICE, INC., a Connecticut corporation (the "Company") and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank").

BACKGROUND

The Company and CoBank are parties to a Promissory Note and Supplement dated as of June 29, 2009, as amended by a First Amendment to Promissory Note and Supplement dated as of May 5, 2010 (collectively, the “Supplement”).  The parties now desire to amend the Supplement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.                                Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the Master Loan Agreement dated as of June 29, 2009, between the Company and CoBank, as same may have been amended (the "MLA").

SECTION 2.                                Amendments.

(A)           Commitment.  The title to Section 1 of the Supplement is hereby amended and restated to read “Revolving Credit Commitment”.

(B)           Term.           Section 3 of the Supplement is hereby amended and restated to read as follows:

Term. The term of the Commitment shall be from the date hereof up to and including June 25, 2013, or such later date as CoBank may, in its sole discretion, authorize in writing.

(C)           Interest. Section 5(A)(3) of the Supplement is hereby amended to reduce the spread over LIBOR from “1.75%” to “1.50%”.

(D)           Fees. Section 6 is hereby amended and restated to read as follows:

Fees. The Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment from the date hereof until the date the Commitment expires or is terminated at the rate of 0.15% per annum (calculated on a 360 day basis). Such fee shall be: (A) calculated quarterly in arrears on the last day of each calendar quarter and on the date the Commitment expires or is terminated; and (B) payable on the 20th day of each April, July, October, and January and on the date the Commitment expires or is terminated. Such fee shall be payable for each quarter or portion thereof occurring during the original or any extended term of the Commitment; provided, however, that nothing contained herein shall constitute an agreement to extend the term of the Commitment.

SECTION 3.                                Representations and Warranties.  To induce CoBank to enter into this Amendment, the Company represents and warrants that: (A) no consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of this Amendment; (B) the Company is in compliance with all of the terms of the Loan Documents, and no Default or Event of Default exists; and (C) this Amendment has been duly authorized, executed and delivered, and creates legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.  Without limiting (B) above, the Company represents and warrants that it is in compliance with all notice provisions of the MLA, including, without limitation, the requirement to notify CoBank of the commencement of material litigation and of certain environmental matters.

SECTION 4.                                Confirmation. Except as amended hereby, the Supplement shall remain in full force and effect as written.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	CONNECTICUT WATER SERVICE, INC.
By: /s/ Shannon Davoren Title: Assistant Corporate Secretary	By: /s/ David C. Benoit Title: Vice President – Finance and Chief Financial Officer